Exhibit 99.1
EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT
Made as of December 23, 2024
Between
M3-BRIGADE SPONSOR III LP
And
BRIGADE CAPITAL MANAGEMENT LP
And
WATEROUS ENERGY FUND III (CANADIAN) LP
And
WATEROUS ENERGY FUND III (US) LP
And
WATEROUS ENERGY FUND III (INTERNATIONAL) LP
And
WATEROUS ENERGY FUND III (CANADIAN FI) LP
And
WATEROUS ENERGY FUND III (INTERNATIONAL FI) LP
And
GREENFIRE RESOURCES LTD.

Schedule 1.1 - Purchased Securities

SECURITIES PURCHASE AGREEMENT
THIS AGREEMENT is dated effective as of the Closing Time on December 23, 2024.
Between
M3-BRIGADE SPONSOR III LP, a limited partnership existing under the laws of Delaware
(the "MBSC Sponsor")
And
BRIGADE CAPITAL MANAGEMENT LP, a limited partnership existing under the laws of Delaware
("Brigade")
And
WATEROUS ENERGY FUND III (CANADIAN) LP, a limited partnership existing under the laws of the Province of Alberta
("WEF Canada")
And
WATEROUS ENERGY FUND III (US) LP, a limited partnership existing under the laws of the Province of Alberta
("WEF US")
And
WATEROUS ENERGY FUND III (INTERNATIONAL) LP, a limited partnership existing under the laws of the Province of Alberta
("WEF International")
And
WATEROUS ENERGY FUND III (CANADIAN FI) LP, a limited partnership existing under the laws of the Province of Alberta
("WEF Canada II")
And
WATEROUS ENERGY FUND III (INTERNATIONAL FI) LP, a limited partnership existing under the laws of the Province of Alberta
("WEF International II", and collectively with WEF Canada, WEF US, WEF International and WEF Canada II, the "Purchasers")
And
GREENFIRE RESOURCES LTD., a corporation existing under the laws of the Province of Alberta
(the "Company")

RECITALS
A.          MBSC Sponsor and the Brigade Funds (as defined herein) are the legal and beneficial owners of an aggregate of (i) 9,311,424 Common Shares (as defined herein), including the 125,000 Common Shares issuable to MBSC Sponsor immediately prior to the Closing Time upon the accelerated vesting and settlement of 125,000 Vendor RSUs, and representing, as of the Closing Time, representing approximately 56.5% of the issued and outstanding Common Shares in the capital of the Company, and (ii) 2,654,179 Purchased Warrants (as defined herein).
B.          The board of directors of the Company has approved the accelerated vesting of the Vendor RSUs to be settled for 125,000 Common Shares immediately prior to the Closing Time (as defined herein).
C.          The Company is a crude oil producer and the holder of oil and gas assets in Alberta.
D.          MBSC Sponsor and Brigade, on behalf of the Brigade Funds and the Brigade Accounts, have agreed to sell, transfer and assign to the Purchasers, and the Purchasers have agreed to purchase and acquire from the Vendors, all of the legal and beneficial interest of MBSC Sponsor, the Brigade Funds and the Brigade Accounts in and to the Purchased Securities (as defined herein), subject to and in accordance with the terms and conditions as hereinafter set forth.
E.          The board of directors of the Company has determined that it is in the best interests of the Company to enter into this Agreement concurrently with entering into the Investor Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the promises and the mutual agreements and covenants herein contained (the receipt and adequacy of which consideration is hereby mutually admitted by each Party), the Parties hereby covenant and agree as follows:
ARTICLE 1
INTERPRETATION
Section 1.1 Definitions
In this Agreement the following words and phrases will have the meanings set forth after each:
(a)	"2028 Notes" means the Company's 12.00% senior secured notes issued pursuant to the Note Indenture and maturing on October 1, 2028;
(b)
"Affiliate" of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise;

(c)	"Agreement" means this securities purchase agreement and all attached Schedules, in each case, as may be supplemented, amended, restated or replaced from time to time;
(d)
"Applicable Law" means any Canadian, U.S. or foreign federal, provincial, state, local or municipal statute, law (including common law), ordinance, rule having the force of law, regulation, by-law, order, decree, directive or writ of any Governmental Authority, including Securities Laws that apply in whole or in part to a Party;

(e)	"Brigade" means Brigade Capital Management LP;
(f)
"Brigade Accounts" means, collectively, Sei Institutional Managed Trust - Multi-Strategy Alternative Fund, City Of Phoenix Employees' Retirement Plan, Big River Group Fund SPC LLC, Northrop Grumman Pension Master Trust, The Coca-Cola Company Master Retirement Trust, SC Credit Opportunities Mandate, LLC, Future Directions Credit Opportunities Fund, Los Angeles County Employees Retirement Association and Panther BCM LLC;

(g)
"Brigade Funds" means, collectively, Brigade Credit Fund II Ltd., Brigade Collective Investment Trust - Brigade Diversified Credit Cit, Brigade High Income Fund, Brigade High Yield Fund Ltd., Brigade Leveraged Capital Structures Fund Ltd., Brigade-Sierrabravo Fund LP, Brigade Loan Fund Ltd. and Brigade Cavalry Fund Ltd.;

(h)	"Business Day" means a day other than Saturday or Sunday on which Canadian chartered banks are open for transactions of domestic business in Calgary, Alberta;
(i)
"Canadian Securities Laws" means, collectively, the securities laws of each province of Canada and the respective rules, regulations, instruments, blanket orders and blanket rulings and published policies, policy statements and notices of the Canadian Securities Regulators, and includes the rules, regulations and policies of the TSX;

(j)	"Canadian Securities Regulators" means, collectively, the securities commission or other securities regulatory authority of each province of Canada;
(k)	"Change of Control Offer" has the meaning set out in the Note Indenture;
(l)	"Change of Control Payment" has the meaning set out in the Note Indenture;
(m)	"Closing" means the completion of the sale to and purchase by the Purchasers of the Purchased Securities and the completion of all other transactions contemplated by this Agreement;
(n)	"Closing Date" means the date hereof;
(o)	"Closing Time" means 6:00 a.m. (Calgary time) on the Closing Date;
(p)	"Common Shares" means common shares in the capital of the Company;
(q)	"Company" means Greenfire Resources Ltd.;
(r)
"Company Fundamental Representations and Warranties" means, collectively, the representations and warranties of the Company made in Section 4.1(a) (Organization and Good Standing), Section 4.1(c) (Authority), Section 4.1(d) (Agreement Valid), Section 4.1(h) (Capitalization) and Section 4.1(f) (Absence of Proceedings);

(s)	"Consulting Agreement" means the amended and restated consulting agreement dated May 9, 2024 between the Company and MBSC Sponsor;
(t)
"Continuous Disclosure Documents" means any documents publicly filed by the Company with the Canadian Securities Regulators pursuant to National Instrument 51-102 – Continuous Disclosure Obligations on or subsequent to February 2, 2024;

(u)
"Credit Facility" means the Company's reserve-based revolving credit facility comprised of an operating facility with a borrowing limit of CAD$20 million and a syndicated facility with a borrowing limit of CAD$30 million;

(v)	"DSUs" means the deferred share units issued by the Company pursuant to the Omnibus Incentive Plan;
(w)
"Encumbrances" means any encumbrance of any kind whatever (registered or unregistered) and whether contingent or otherwise and includes a mortgage, easement, encroachment, adverse claim, restrictive covenant, title retention agreement, option or privilege, lien, hypothec, pledge, hypothecation, assignment, charge, security or security interest;

(x)	"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended;
(y)	"Existing Directors" means Jonathan Klesch, Derek Aylesworth, Robert Logan, Matthew Perkal and Tom Ebbern;
(z)
"Governmental Authority" means any Canadian, U.S. or foreign governmental body, authority, office, department, or agency, whether federal, provincial, state, territorial, municipal or local governmental regulatory or administrative authority, tribunal, court, commission or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or any court, tribunal, judicial or arbitral body, or any stock exchange (including the TSX and the NYSE) or securities commission (including the Canadian Securities Regulators and the SEC), having jurisdiction;

(aa)	"Incentive Awards" means, collectively, RSUs, PSUs, DSUs and Options, in each case, issued pursuant to the Omnibus Incentive Plan;
(bb)	"Investor Agreement" means the investor agreement to be entered into by the Company and the Purchasers to be effective immediately following the Closing Time;
(cc)	"Investor Rights Agreement" means the investor rights agreement dated September 20, 2023 between, among others, the Company, MBSC Sponsor, and certain other shareholders of the Company;
(dd)	"LOC Facility" means the Company's CAD$55 million demand letter of credit facility;
(ee)
"Material Adverse Effect" means any event, occurrence, fact, condition or change that: (a) is, or would reasonably be expected to be, materially adverse to the business, results of operations, financial condition or assets of the Company and its Subsidiaries, taken as a whole; or (b) either individually or in the aggregate prevents or materially delays, or individually, or in the aggregate would reasonably be expected to prevent or materially delay, the consummation of the transactions contemplated hereby; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) any changes in financial, banking or securities markets in general, including any disruption thereof or any change in prevailing interest rates; (iii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (iv) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchasers; (v) any changes in Applicable Laws or accounting rules; (vi) any natural or man-made disaster or acts of God; or (vii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded);
(ff)	"MBSC Sponsor" means M3-Brigade Sponsor III LP;
(gg)	"McDaniel" means McDaniel & Associates Consultants Ltd.;
(hh)
"Meeting Requisition" means the requisition of a special meeting of the shareholders of the Company for the purpose of removing the Existing Directors and appointing the six nominees set forth therein, submitted by the Purchasers to the Company pursuant to letters dated November 18, 2024 and November 19, 2024;

(ii)	"New Directors" means Henry Hager, Brian Heald, Andrew Kim, David Knight Legg, David Roosth and Adam Waterous;
(jj)	"NI 45-106" means National Instrument 45-106 – Prospectus Exemptions in effect on the date of this Agreement;
(kk)	"NI 62-104" means National Instrument 62-104 – Takeover Bids and Issuer Bids in effect on the date of this Agreement;
(ll)
"Note Indenture" means the indenture dated September 20, 2023 between the Company, The Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as Canadian co-trustee, and Computershare Trust Company of Canada, as collateral agent, governing the 2028 Notes;

(mm)	"NYSE" means the New York Stock Exchange;
(nn)	"Omnibus Incentive Plan" means the omnibus share incentive plan of the Company, as amended or restated from time to time;
(oo)	"Options" means the options to purchase common shares issued by the Company pursuant to the Omnibus Incentive Plan;
(pp)
"Ordinary Course" means with respect to any action taken by any Person, that such action is reasonably consistent in nature and scope with the past practices of such Person, having regard to the circumstances;

(qq)	"Parties" means the Vendors, the Company and the Purchasers and "Party" means any one of them;
(rr)	"Performance Warrant Plan" means the amended and restated performance warrant plan of the Company, as amended or restated from time to time;
(ss)	"Performance Warrants" means the performance warrants issued by the Company pursuant to the Performance Warrant Plan;
(tt)
"Person" includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority, or any trustee, executor, administrator or other legal representative thereof;

(uu)	"Press Release" has the meaning as set out in Section 11.1;
(vv)
"Proceeding" means any litigation, action, application, suit, investigation, hearing, inquiry, claim, grievance, arbitration proceeding or other similar proceeding, whether civil, administrative or criminal, brought, conducted, heard (or threatened in writing to be brought, conducted or heard) by or before any Governmental Authority or by any third party and any appeal or review thereof and any application for appeal or review;

(ww)	"PSUs" means the performance share units issued by the Company pursuant to the Omnibus Incentive Plan;
(xx)	"Purchase Price" has the meaning as set out in Section 2.2;
(yy)	"Purchased Securities" means together, the Purchased Shares and the Purchased Warrants;
(zz)
"Purchased Shares" means 9,311,424 Common Shares to be acquired by the Purchasers from MBSC Sponsor and the Brigade Funds pursuant to this Agreement, which, for greater certainty, includes 125,000 Common Shares issued upon vesting and settlement of the 125,000 Vendor RSUs, and represents approximately 56.5% of the issued and outstanding Common Shares;

(aaa)	"Purchased Warrants" means 2,654,179 SPAC Warrants to be acquired by the Purchasers from MBSC Sponsor pursuant to this Agreement;
(bbb)
"Purchaser Fundamental Representations and Warranties" means, collectively, the representations and warranties of the Purchasers made in Section 5.1(a) (Organization and Good Standing), Section 5.1(c) (Authority) and Section 5.1(d) (Agreement Valid);

(ccc)	"Purchasers" means, collectively, WEF Canada, WEF US, WEF International, WEF Canada II and WEF International II, and each, individually, is referred to herein as a "Purchaser";
(ddd)
"Reserves Report" means the report of McDaniel evaluating reserves associated with the Company's properties effective as of December 31, 2023, as updated by the report of McDaniel evaluating reserves associated with the Company's properties effective as of December 1, 2024;

(eee)	"RSUs" means the restricted share units issued by the Company pursuant to the Omnibus Incentive Plan;
(fff)	"SEC" means the U.S. Securities and Exchange Commission;
(ggg)	"Securities Act" means the U.S. Securities Act of 1933, as amended;
(hhh)	"Securities Laws" means, together, Canadian Securities Laws and U.S. Securities Laws;
(iii)	"Securities Regulators" means the Canadian Securities Regulators and the SEC;
(jjj)	"Settled Matters" means any and all matters up to and including the date hereof between the Company and/or its Representatives, the Vendors and/or their

Representatives and WEF and/or its Representatives relating to any of the following: the Company's adoption of the Shareholder Rights Plan and the shareholder protection rights plan agreement dated as of September 18, 2024, WEF's application dated September 26, 2024 and Greenfire's cross-application to the Alberta Securities Commission dated October 2, 2024, the Meeting Requisition, and all press releases issued or filed by WEF and Greenfire in connection therewith;
(kkk)
"Shareholder Rights Plan" means the shareholder protection rights plan agreement dated as of November 6, 2024 between the Company and Odyssey Trust Company, as amended and restated as of December 7, 2024;

(lll)
"SPAC Warrants" means the common share purchase warrants issued pursuant to the amended and restated warrant agreement dated September 20, 2023 between the Company, Computershare Inc., and Computershare Trust Company, N.A.;

(mmm)	"Special Committee" means the special committee of the board of directors of the Company;
(nnn)	"SRP Rights" means the rights issued pursuant to the Shareholder Rights Plan, and "SRP Right" means any one of them;
(ooo)	"Subsidiary" has the meaning set out in the Securities Act (Alberta);
(ppp)	"Tax Act" means the Income Tax Act (Canada), and the regulations thereunder, each as amended from time to time;
(qqq)	"TSX" means the Toronto Stock Exchange;
(rrr)	"U.S." means the United States of America;
(sss)	"U.S. Securities Laws" means federal and state securities laws of the U.S. and all rules, regulations and orders promulgated thereunder, and includes the rules, regulations and policies of the NYSE;
(ttt)
"Vendor Fundamental Representations and Warranties" means, collectively, the representations and warranties of the Vendors made in Section 3.1(a) (Organization and Good Standing), Section 3.1(c) (Authority), Section 3.1(c)(i) (Agreement Valid), Section 3.1(h) (Title and Ownership Interest) and Section 3.1(h) (Absence of Options or Proceedings);

(uuu)	"Vendor Nominee" means Matthew Perkal, or any replacement nominee of MBSC Sponsor appointed to the board of the Company pursuant to the Investor Rights Agreement;
(vvv)	"Vendors" means, together, MBSC Sponsor and Brigade; and
(www)	"Vendor RSUs" means 125,000 RSUs held by MBSC Sponsor as of the date hereof.
Section 1.2 Headings
The headings used in this Agreement, and its division into articles, sections, schedules, and other subdivisions, do not affect its interpretation. All references in this Agreement to a designated "Article", "Section", "paragraph", "subparagraph" or other subdivision, or to a "Schedule", is to the designated Article, Section, paragraph, subparagraph or other subdivision of or Schedule to this Agreement, unless otherwise specifically stated.
Section 1.3 Including
Where the word "including" or "includes" is used in this Agreement, it means "including (or includes), without limitation".
Section 1.4 Number and Gender
Unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing gender include all genders.
Section 1.5 References to Parties
Unless otherwise specified, every reference to a Party to this Agreement will extend to and include (as the context requires) such Party's successors and permitted assigns, as if specifically named.
Section 1.6 References to this Agreement
Unless otherwise specified, the terms "hereof", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular Article, Section, Schedule or other portion of this Agreement.
Section 1.7 Statutory References
Unless otherwise specified, any reference in this Agreement to a statute, statutory instrument or regulation includes all regulations, rules and policies made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements, supersedes or replaces any such statute, statutory instrument, regulation, rule or policy.
Section 1.8 Time
Time is of the essence of this Agreement and of every part of this Agreement, and no extension or variation of this Agreement will operate as a waiver of this provision.
Section 1.9 Time Periods
In this Agreement, a period of days begins on the first day after the event that began the period and ends at 5:00 p.m. (Calgary, Alberta time) on the last day of the period. If any period of time is to expire, or any action or event is to occur, on any day that is not a Business Day, the period expires, or the action or event is considered to occur, at 5:00 p.m. (Calgary, Alberta time) on the next Business Day.
Section 1.10 Knowledge
Any statement in this Agreement expressed to be made to the "knowledge" of a Party will be understood to be made on the basis of the actual knowledge of any director or officer of such Party, after reasonable inquiry of the applicable employees, officers or directors of such Party.

Section 1.11 Interpretation of this Agreement
The Parties acknowledge that they have each participated in settling the terms of this Agreement. The Parties agree that any rule of legal interpretation to the effect that any ambiguity is to be resolved against the drafting Party will not apply in interpreting this Agreement.
Section 1.12 Schedules
The following are the Schedules annexed to this Agreement:
Schedule 1.1 - Purchased Securities
ARTICLE 2
PURCHASE AND SALE
Section 2.1 Purchased Securities
(a)
Based and relying on the representations and warranties set forth in Section 3.1, Section 4.1 and Section 5.1 hereof, the Purchasers hereby agree to purchase and acquire, either directly or through Affiliates of the Purchasers, the Purchased Securities from the Vendors and the Vendors hereby agree to sell and transfer the Purchased Securities to the Purchasers (or Affiliates of the Purchasers), as the Purchasers may direct, free and clear of all Encumbrances, and the Purchasers hereby agree to pay the Purchase Price on the terms and conditions hereinafter set forth.

(b)	The Purchased Securities will be apportioned among the Purchasers as directed by the Purchasers in writing.
Section 2.2 Purchase Price
(a)	The consideration payable by the Purchasers to the Vendors for the Purchased Securities shall be:
(i)	US$7.83 per Purchased Share; and
(ii)	US$3.37 per Purchased Warrant,
representing an aggregate purchase price (the "Purchase Price") of US$81,853,033.15 (based on 9,311,424 Purchased Shares and 2,654,179 Purchased Warrants).
ARTICLE 3
REPRESENTATIONS, WARRANTIES OF THE VENDORS
Section 3.1 Representations and Warranties
The Vendors hereby, severally and not jointly, represent and warrant to the Purchasers and the Company as follows:
(a)	Organization and Good Standing. Each Vendor is an entity duly formed and organized and validly existing and is in good standing under, the laws of its jurisdiction of organization and has the requisite power and capacity to carry on its business as presently conducted;
(b)
Proceedings. No Proceedings have been taken, authorized or threatened in writing by any Vendor, or, to the Vendors' knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of any Vendor;

(c)	Authority.
(i)
MBSC Sponsor has due and sufficient right, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Purchased Securities identified as being owned by it on Schedule 1.1 to the Purchasers, free and clear of all Encumbrances, and to perform its obligations hereunder;

(ii)
Brigade has due and sufficient right, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Purchased Securities identified as being owned by the Brigade Funds and the Brigade Accounts on Schedule 1.1 to the Purchasers, free and clear of all Encumbrances, and to perform its obligations hereunder; and

(iii)	the execution and delivery of this Agreement has been duly authorized by all necessary corporate or similar applicable action on the part of each Vendor;
(d)
Agreement Valid. This Agreement constitutes a valid and binding obligation of the Vendors enforceable against the Vendors in accordance with its terms. No Vendor is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Vendors of this Agreement or the performance by the Vendors of any of the terms hereof;

(e)
Residency of Vendor. Each Vendor and each Brigade Fund, and to the Knowledge of Brigade, each Brigade Account, is not a resident of Canada for purposes of the Tax Act and is not located in Canada for the purposes of NI 62-104;

(f)
Consents and Approvals. No consent, approval, order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Vendors in connection with:

(i)	the Closing; or
(ii)	the transactions contemplated by, or the observance and performance by the Vendors of their obligations under, this Agreement;
(g)	Litigation. The Vendors are not subject to any outstanding Proceeding which, if determined adversely to the Vendors, would:
(i)	prevent the Vendors from selling to the Purchasers the Purchased Securities to be sold by it hereunder;

(ii)	enjoin, restrict or prohibit the transfer of all or any part of the Purchased Securities to be sold by the Vendors as contemplated by this Agreement;
(iii)	prevent the Vendors from fulfilling any of their obligations set out in this Agreement or arising from this Agreement;
(iv)	otherwise prevent or materially impede the completion of the transactions contemplated by this Agreement as they relate to the Vendors or the Brigade Funds; or
(v)	adversely affect the ability of the Purchasers to exercise and enjoy full legal rights of ownership (including economic interests associated with such rights of ownership) of the Purchased Securities;
(h)
Title and Ownership Interest. MBSC Sponsor, the Brigade Funds and the Brigade Accounts are the sole legal and beneficial owners of, and have good and marketable title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Purchased Securities identified as being owned by MBSC Sponsor, the Brigade Funds and the Brigade Accounts on Schedule 1.1, free and clear of all Encumbrances and, as at the Closing Time, the Purchased Securities will constitute all of the securities of the Company legally or beneficially owned by the Vendors and the Brigade Funds. MBSC Sponsor has the exclusive right to dispose of the Purchased Securities of which it is the owner as provided in this Agreement. Brigade has the exclusive right to dispose of the Purchased Securities on behalf of the Brigade Funds and Brigade Accounts as provided in this Agreement.

(i)
Absence of Options or Proceedings, etc. Other than this Agreement, the Vendors, the Brigade Funds and the Brigade Accounts have not entered into any other agreement with respect to the Purchased Securities, and there is no contract, agreement or option binding upon or which may become binding upon any Vendor or any Brigade Fund to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber, imposing any transfer restrictions on, or adversely affecting the legal rights of ownership (including economic interests associated with such rights of ownership) over, any of the Purchased Securities to be sold by MBSC Sponsor, the Brigade Funds or the Brigade Accounts or giving anyone a claim against or a right or ability to acquire any of, or any interest in, the Purchased Securities to be sold by MBSC Sponsor, the Brigade Funds or the Brigade Accounts. No Proceedings relating to the Purchased Securities are pending or, to the Vendors' knowledge, threatened in writing, against the Vendors, the Brigade Funds, the Brigade Accounts or any of their Affiliates, by or before any Governmental Authority or by any third party that either individually or in the aggregate would, or would reasonably be likely to, adversely effect the Vendors' right to transfer the Purchased Securities to the Purchasers hereunder, adversely affect the ability of the Purchasers to exercise or enjoy full legal rights of ownership (including economic interests associated with such rights of ownership) of the Purchased Securities, or materially delay the consummation of the transactions contemplated hereby;

(j)
Securities Voting Agreements. Other than the Investor Rights Agreement, no Vendor, Brigade Fund or Brigade Account is a party to any shareholders' agreement, voting agreement, investor rights agreement or other agreement, which in any manner affects the voting or control of, or any rights associated with, any of the Purchased Securities;

(k)	Indebtedness to Company. The Vendors are not indebted to the Company;
(l)	Securities Laws.
(i)
Except for matters related to this Agreement and the Investor Agreement and the transactions contemplated hereby and thereby, none of the Vendors, their respective directors and officers or the Vendor Nominee, as applicable, has knowledge of any "material fact" or "material change" (as such terms are defined under applicable Canadian Securities Laws) concerning the business and affairs of the Company or the Purchased Securities that has not been generally disclosed;

(ii)	The Vendors have no reasonable grounds to believe that the Company is in default of applicable Securities Laws; and
(iii)
The Vendors are accredited investors (as defined in Rule 501 promulgated under the Securities Act) and have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its sale of the Purchased Securities; and

(m)
Finder's Fees. None of the Vendors are a party to any contract with any Person that would give rise to any liability of any of the Parties to pay a brokerage commission, finder's fee or like payment in connection with the purchase and sale of the Purchased Securities or the transactions contemplated by this Agreement.

Section 3.2 Survival, No Additional Representations or Warranties, and Reliance
(a)
The representations and warranties of the Vendors contained in this Agreement will survive the Closing and, notwithstanding the Closing, will (except where otherwise specifically provided in this Agreement) continue in full force and effect for a period of one (1) year from the Closing Date.

(b)
Except as provided in Section 3.1, neither the Vendors nor any of their respective Affiliates (other than the Company), nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchasers, the Company or their respective Affiliates, respective directors, officers, employees, stockholders, partners, members or representatives in connection with the transactions contemplated by this Agreement, and no such Person shall be liable for the accuracy or completeness of the information provided to the Purchasers, the Company or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives; provided, however, that the foregoing shall not limit any claim for indemnification in accordance with Section 10.1 (and subject to the limitations in Section 10.2) for a breach or inaccuracy of any of the representations made in Section 3.1; provided further that no Purchaser is disclaiming any claims it may have against the Company not related to the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS, WARRANTIES OF THE COMPANY
Section 4.1 Representations and Warranties
The Company hereby represents and warrants to the Purchasers and the Vendors, provided that in the case of the Vendors, the Company is only representing and warranting Section 4.1(a), Section 4.1(c), Section 4.1(d), and Section 4.1(f), as follows:
(a)
Organization and Good Standing. The Company is a corporation duly incorporated, organized and validly existing, and is in good standing under the laws of the Province of Alberta, and has the power and capacity to carry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder;

(b)
Proceedings. No Proceedings have been taken or authorized by the Company, or, to the Company's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Company;

(c)
Authority. The Company has due and sufficient right, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company;

(d)
Agreement Valid. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Company of this Agreement or the performance by the Company of any of the terms hereof;

(e)
Consents and Approvals. Other than the filing of a material change report, any corresponding Form 6-K, and certain other post-closing customary filings required with the Securities Regulators, Alberta Corporate Registry and the Alberta Energy Regulator and the consents required under the Credit Facility and the LOC Facility for the change of control resulting from the transactions contemplated hereby, to the Company's knowledge no consent, approval, order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Company in connection with:

(i)	the Closing; or
(ii)	the transactions contemplated by, or the observance and performance by the Company of its obligations under, this Agreement;
except, in all cases, for such consents, approvals, orders, authorizations, registrations, declarations or filings which if not made, given or received, would not have a Material Adverse Effect;
(f)
Absence of Proceedings. No Proceedings relating to the Common Shares or the Purchased Securities are pending or, to the Company's knowledge, threatened in writing, against the Company or any of its Affiliates, by or before any Governmental Authority or by any third party that either individually or in the aggregate would, or would reasonably be likely to, adversely effect the Vendors' right to transfer the Purchased Securities to the Purchasers hereunder, adversely affect the ability of the Purchasers to exercise or enjoy full legal and economic rights of ownership of the Purchased Securities, or materially delay the consummation of the transactions contemplated hereby;
(g)
Payments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) result in any material payment or benefit by the Company or any of its Subsidiaries to any director or officer of the Company or any of its Subsidiaries or to any employee (other than a director or officer); (ii) result in any material increase in the compensation, retention or incentive compensation or other benefits payable by the Company or any of its Subsidiaries to any director or officer of the Company or any employee (other than a director or officer); (iii) result in the automatic acceleration of the time of payment or vesting of any material benefits or entitlements otherwise available pursuant to any employee benefits or incentive plan (including the Omnibus Incentive Plan and the Performance Warrant plan); or (iv) other than (A) the making of the Change of Control Offer and any Change of Control Payment pursuant to the Note Indenture, and (B) any payments resulting from any failure to receive consents required under the Credit Facility and the LOC Facility for the change of control resulting from the transactions contemplated hereby, result in cash payments becoming payable by the Company to any third party or require the Company to offer cash payments to any third party that, in the aggregate, exceed CAD$7,500,000;

(h)	Capitalization.
(i)	As of the date hereof, there are 69,593,464 Common Shares issued and outstanding (before the issuance of any Common Shares on settlement of the Vendor RSUs);
(ii)
As of the date hereof, there are nil Options, 262,408 RSUs (which includes the 125,000 Vendor RRUs), 875,797 PSUs, 21,325 DSUs, 2,519,503 Performance Warrants and 7,526,667 SPAC Warrants issued and outstanding; and

(iii)
Other than the Incentive Awards, Performance Warrants and SPAC Warrants listed in Section 4.1(h)(ii) above, there are no other securities, options or rights outstanding or in existence that may entitle any Person to acquire Common Shares;

(i)	Incentive Plans. Other than the Omnibus Incentive Plan and the Performance Warrant Plan, the Company has no share-based benefit or incentive plan;
(j)	Indebtedness.
(i)
As of the date hereof, the Company has no amounts outstanding under the Credit Facility, CAD$54,0148,575 outstanding under the LOC Facility and US$238,969,000 aggregate principal amount of 2028 Notes outstanding; and

(ii)
Other than as set forth in Section 4.1(j)(i) above, neither the Company nor any of its Subsidiaries has outstanding any debentures, notes, mortgages or other indebtedness that is material to the Company and its Subsidiaries, taken as a whole;

(k)
Director and Officer Insurance. The Company maintains customary policies of directors' and officers' liability insurance providing coverage in such amounts and against such risks as is customary for entities similar to the Company, and has purchased run off directors' and officers' liability insurance for the benefit of its officers and directors having a coverage period of six years from the Closing Time.

(l)	Securities Laws.
(i)
Except for matters related to this Agreement and the Investor Agreement and the transactions contemplated hereby and thereby, none of the Company, its directors or its officers has knowledge of any "material fact" or "material change" (as such terms are defined under applicable Canadian Securities Laws) concerning the business and affairs of the Company or the Purchased Securities that has not been generally disclosed;

(ii)	The Company is not in default of applicable Securities Laws;
(iii)
The Company is a "reporting issuer" in the Provinces of Alberta and Ontario and is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators of any such jurisdictions. The Company has not taken any action to cease to be a "reporting issuer" in any jurisdiction in which it is a reporting issuer and has not received any notification from a Canadian Securities Regulator seeking to revoke the Company's reporting issuer status. The Company has filed with the Canadian Securities Regulators, on a timely basis, all required financial statements, annual information forms, proxy solicitation materials, material change reports and other documents required to be filed by it under applicable Canadian Securities Laws. As of their respective filing dates, each of the Continuous Disclosure Documents complied with the requirements of applicable Canadian Securities Laws in all material respects and none of the Continuous Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; and

(iv)
The Company does not intend to correct or restate, nor, to the Company's knowledge, is there any basis for any correction or restatement of, any aspect of any of the Company's financial statements filed by the Company with the Canadian Securities Regulators on or subsequent to January 1, 2024;

(m)
Reserves Report. The Company has made available to McDaniel, prior to the issuance of the Reserves Reports for the purpose of preparing the Reserves Reports, all information requested by McDaniel, which information did not contain any misrepresentation at the time such information was provided. Except with respect to changes in commodity prices, the Company has no knowledge of any adverse change in any production, cost, price, reserves or other relevant information provided to McDaniel since the dates that such information was provided that would reasonably be expected to be material;

(n)
Listing of Common Shares. The Common Shares, including the Purchased Shares, are listed and posted for trading on the TSX and NYSE and no order ceasing or suspending trading in the Common Shares or prohibiting the sale or issuance of the Common Shares or the trading of any of the Common Shares has been issued and no

(formal or informal) Proceedings for such purpose are pending or contemplated by the Company or, to the Company's knowledge, have been threatened. The Company is in compliance in all material respects with the rules and regulations of the TSX and NYSE, including the applicable listing requirements of the TSX and NYSE;
(o)
Agreements. Other than the Investor Rights Agreement and the Investor Agreement, the Company has not been notified of, nor is it or any of its Subsidiaries a party to, any shareholders' agreement, voting agreement, investor rights agreement or other agreement, which in any manner affects the voting or control of any securities of the Company or any of its Subsidiaries;

(p)
Shareholder Rights Plan. The Company has terminated the Shareholder Rights Plan and all SRP Rights issued thereunder are void and of no further force and effect, and the Company is not a party to and has not proposed any shareholder rights plan and has not unilaterally proposed, adopted, approved or implemented, in its organizational documents or otherwise, any provision that would cause the Purchasers to incur or suffer a detriment (including through disproportionate dilution, relative to other holders of Common Shares, of the Purchasers' equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Company in the form of a mandatory offer requirement or similar provision), including by affecting the Purchasers' ability to continue to hold or acquire additional Common Shares following the Closing;

(q)
Related Party Transactions. Other than the Consulting Agreement, the agreement of the Company to pay on behalf of the Vendors certain fees and disbursements of Osler, Hoskin & Harcourt LLP ("OHH") and employment and indemnity agreements between the Company and the officers of the Company, there are no contracts for the supply of goods or services or other contractual arrangements between the Company or any of its Subsidiaries and any Vendor or the Company's related parties or Affiliates. Other than pursuant to the Consulting Agreement and the agreement of the Company to pay on behalf of the Vendors certain fees and disbursements of OHH (none of such fees or disbursements are related to work performed by OHH in connection with this Agreement or the transactions contemplated hereby), there have been no payments for goods or services from the Company or any of its Subsidiaries to any Vendor or its related parties or Affiliates; and

(r)
Material Changes. Other than as disclosed in the Continuous Disclosure Documents, since January 1, 2024: (i) there has not been any material change in the share capital, long-term debt, financial condition or operations of the Company or any of its Subsidiaries; (ii) other than related to hiring of a new Chief Operating Officer in August 2024 and the adoption by the board of directors of the Company of a change of control severance plan dated July 29, 2024, the Company has not entered into or amended any agreements relating to employment or compensation of any director or officer of the Company, as applicable, material contract or material agreement, including with respect to any disposition or acquisition of a material portion of the Company's property; and (iii) there has not been a Material Adverse Effect.

Section 4.2 Survival, No Additional Representations or Warranties, and Reliance
(a)
The representations and warranties of the Company contained in this Agreement will survive the Closing and, notwithstanding the Closing, will (except where otherwise specifically provided in this Agreement) continue in full force and effect for a period of one (1) year from the Closing Date.

(b)
Except as provided in Section 4.1, neither the Company nor any of its Affiliates, nor any of its respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Vendors, the Purchasers or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives in connection with the transactions contemplated by this Agreement, and no such Person shall be liable for the accuracy or completeness of the information provided to the Vendors, the Purchasers or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives; provided, however, that the foregoing shall not limit any claim for indemnification in accordance with Section 10.5 (and subject to the limitations in Section 10.6) for a breach or inaccuracy of any of the representations made in Section 4.1.

ARTICLE 5
REPRESENTATIONS, WARRANTIES OF THE PURCHASERS
Section 5.1 Representations and Warranties
The Purchasers hereby, jointly and severally, represent and warrant to the Vendors and the Company as follows:
(a)
Organization and Good Standing. Each Purchaser is a limited partnership duly formed, organized and validly existing, and is in good standing under, the laws of its respective jurisdiction of formation, as the case may be, and has the power and capacity to carry on its business as presently conducted and to purchase and own the Purchased Securities;

(b)
Proceedings. No Proceedings have been taken or authorized by the Purchasers, or, to the Purchasers' knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of any Purchaser;

(c)
Authority. The Purchasers have due and sufficient right, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to purchase the legal and beneficial title and ownership of the Purchased Securities from the Vendors, and to perform their obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of each of the Purchasers;

(d)
Agreement Valid. This Agreement constitutes a valid and binding obligation of the Purchasers enforceable against the Purchasers in accordance with its terms. No Purchaser is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Purchasers of this Agreement or the performance by the Purchasers of any of the terms hereof;

(e)
Consents and Approvals. To the Purchasers' knowledge, other than the filing of any required early warning reports and insider reports with the Canadian Securities Regulators and reports under Section 13(d) of the Exchange Act with the SEC, as applicable, no consent, approval, order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Purchasers in connection with:

(i)	the Closing; or
(ii)	the transactions contemplated by, or the observance and performance by the Purchasers of their obligations under, this Agreement;
(f)
Meeting Requisition. The Purchasers have withdrawn the Meeting Requisition, and have not initiated or proposed to initiate any requisition of a special meeting of the shareholders of the Company for any purpose;

(g)
Finder's Fees. None of the Purchasers are a party to any contract with any Person that would give rise to any liability of any of the Parties to pay a brokerage commission, finder's fee, success fee, advisor fee or like payment in connection with the purchase and sale of the Purchased Securities or the transactions contemplated by this Agreement or the Investor Agreement;

(h)
Accredited Investors. Each Purchaser is an "accredited investor" as (defined in each of section 1.1 of NI 45-106 and Rule 501 promulgated under the Securities Act) and is purchasing the Purchased Securities as a principal and was not created, and is not being used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106;

(i)
Resale Restrictions. The Purchasers acknowledge that they are, collectively, a control person of the Company and that the Purchased Securities may be subject to resale restrictions under applicable Canadian Securities Laws and Rule 144 and Regulation S under the Securities Act;

(j)
Financing. The Purchasers have sufficient funds to consummate the purchase of the Purchased Securities in accordance with the terms of this Agreement and acknowledge that there is no financing condition relating to the purchase of the Purchased Securities hereunder; and

(k)
Due Diligence. The Purchasers' decision to purchase the Purchased Securities and execute this Agreement has not been based on, and the Purchasers have not relied on, any verbal or written representation made by or on behalf of the Vendors or the Company (except as specifically set forth herein).

Section 5.2 Survival; No Additional Representations or Warranties
(a)
The representations and warranties of the Purchasers contained in this Agreement will survive the Closing, and, notwithstanding the Closing, will (except where otherwise specifically provided in this Agreement) continue in full force and effect for a period of one (1) year from the Closing Date.

(b)
Except as provided in Section 5.1, neither the Purchasers nor any of their Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Vendors, the Company or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives in connection with the transactions contemplated by this Agreement, and no such Person shall be liable for the accuracy or completeness of the information provided to the Vendors, the Company or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives; provided, however, that the foregoing shall not limit any claim for indemnification in accordance with Section 10.3 (and subject to the limitations in Section 10.4) for a breach or inaccuracy of any of the representations made in Section 5.1.
ARTICLE 6
COVENANTS
Section 6.1 Consent to Note Indenture Amendments
The Vendors agree to consent to the amendment of the Note Indenture by January 31, 2025 to raise the aggregate capital expenditure limit of the Company and its restricted subsidiaries on a consolidated basis to US$150.0 million in any twelve-month period. No consent fee shall be payable to the Vendors related to such consent except to extent that any other holder of the 2028 Notes is to receive a consent fee in which case the Vendors shall receive the same consent fee as payable to other holders of 2028 Notes.
Section 6.2 Change of Control Offer
(a)
Except as contemplated by Section 6.1, the Company shall deliver the Change of Control Offer to the holders of outstanding 2028 Notes in accordance with the applicable provisions of the Note Indenture.

(b)
To the extent any Change of Control Payment is deemed to be payable, the Purchasers will use commercially reasonable efforts to provide financial support to the Company to fund the Change of Control Payment in a manner mutually agreed to by the Purchasers and the Special Committee.

(c)
The Vendors hereby covenant and agree not to, and to cause the Brigade Funds and their respective Affiliates not to, tender any of the 2028 Notes owned, either legally or beneficially, by the Vendors, the Brigade Funds or their respective Affiliates to the Change of Control Offer.

ARTICLE 7
MUTUAL RELEASE
(a)
The Vendors, for and on their own behalf and on behalf of their respective current and former directors, officers, and employees (collectively, but excluding any current and former directors and officers of the Company, the "Vendor Releasors") do hereby remise, release and forever discharge:

(i)
the Purchasers, their respective predecessors, successors, and assigns, and their respective current and former directors, officers, employees and professional advisors, as the case may be (collectively the "Purchaser Releasees"); and

(ii)
the Company, its predecessors, successors, assigns, Affiliates (other than the Purchasers) and their respective employees (excluding any current and former directors and officers of the Company) and professional advisors (the "Company Releasees"), of and from any and all claims and any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, expenses, general damages, special damages, costs and demands of any and every kind and nature whatsoever against the Purchaser Releasees or the Company Releasees by reason of, or arising out of, any act or omission pertaining to the affairs or actions related to the Company that occurred on or prior to the date of this Agreement, provided that this release shall not apply in respect of (i) any breach of this Agreement by a Purchaser Releasee or the Company Releasees; or (ii) any bad faith (except with respect to any Settled Matters), willful misconduct, fraud, criminal behaviour or gross negligence of a Purchaser Releasee or the Company Releasees.
(b)
Each of the Purchasers, for and on their own behalf and on behalf of their respective current and former directors, officers, and employees (collectively the "Purchaser Releasors") do hereby remise, release and forever discharge:

(i)
the Vendors, their respective predecessors, successors, and assigns, and their respective current and former directors, officers, employees and professional advisors, as the case may be (collectively, but excluding the current and former directors and officers of the Company, the "Vendor Releasees"); and

(ii)	the Company Releasees,
of and from any and all claims and any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, expenses, general damages, special damages, costs and demands of any and every kind and nature whatsoever against the Vendor Releasees or the Company Releasees by reason of, or arising out of, any act or omission pertaining to the affairs or actions related to the Company that occurred on or prior to the date of this Agreement, provided that this release shall not apply in respect of (i) any breach of this Agreement by a Vendor Releasee or the Company Releasees; or (ii) any bad faith (except with respect to any Settled Matters), willful misconduct, fraud, criminal behaviour or gross negligence of a Vendor Releasee or the Company Releasee.
(c)	The Company, excluding any current and former directors and officers of the Company (the "Company Releasor") does hereby remise, release and forever discharge:
(i)	the Purchaser Releasees; and
(ii)	the Vendor Releasees,
of and from any and all claims and any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, expenses, general damages, special damages, costs and demands of any and every kind and nature whatsoever against the Purchaser Releasees or the Vendor Releasees by reason of, or arising out of, any act or omission pertaining to the affairs or actions related to the Company that occurred on or prior to the date of this Agreement, provided that this release shall not apply in respect of (i) any breach of this Agreement by a Purchaser Releasee or a Vendor Releasee; or (ii) any bad faith (except with respect to any Settled Matters), willful misconduct, fraud, criminal behaviour or gross negligence of a Purchaser Releasee or a Company Releasee.
(d)
For clarity, the release of any current or former director or officer of the Company will be solely and exclusively as set out in the applicable Resignation and Mutual Release delivered concurrently with this Agreement.

ARTICLE 8
CLOSING
Section 8.1 Electronic Closing
The Closing shall occur electronically at the Closing Time.
ARTICLE 9
CLOSING DELIVERABLES
Section 9.1 Receipt of Closing Deliverables by Purchasers
The Purchasers hereby acknowledge receipt of the following:
(a)	Investor Agreement. An executed copy of the Investor Agreement, which Investor Agreement shall be effective as at the Closing Time;
(b)
Board of Directors. Evidence satisfactory to the Purchasers that the New Directors have been appointed to, and that the Existing Directors, other than Derek Aylesworth and Tom Ebbern, have resigned from, the board of directors of the Company, such appointments and resignations to be effective immediately following the Closing Time. The evidence of such appointments and resignations shall be in the form of (i) resolutions of the board of directors of the Company approving the appointment of the New Directors to the board of directors of the Company and the acceptance of the resignations of the Existing Directors, other than Derek Aylesworth and Tom Ebbern, and (ii) executed resignations of the Existing Directors, other than Derek Aylesworth and Tom Ebbern, in form satisfactory to the Purchasers, acting reasonably, or such other form satisfactory to the Purchasers;

(c)
Shareholder Rights Plan. Evidence satisfactory to the Purchasers that the Shareholder Rights Plan and all SRP Rights issued thereunder have been terminated. The evidence of such terminations shall be in the form of resolutions of the board of directors of the Company approving the termination of the Shareholder Rights Plan and all SRP Rights issued thereunder, or such other form satisfactory to the Purchasers;

(d)
Vendor RSUs. Evidence satisfactory to the Purchasers that the Vendor RSUs have vested and been settled for 125,000 Common Shares, such Common Shares being included in the Purchased Shares. The evidence of such vesting and settlement to be in the form of resolutions of the board of directors of the Company approving such actions, or such other form satisfactory to the Purchasers;

(e)
Purchased Securities. (i) certificates representing the Purchased Securities issued in the name of the Purchasers; (ii) duly executed transfer forms in respect of the Purchased Securities held in book-entry form duly endorsed for transfer to the Purchasers; or (iii) the Purchased Securities by way of "Delivery Free of Payment" settlement through the Purchasers' and Vendors' respective brokerage accounts, in each case as directed by the Purchasers in writing, along with such documents necessary to transfer to the Purchasers, title to such Purchased Securities;

(f)	Certified Resolutions. A certified copy of the resolutions of the directors of the Company approving this Agreement, the Investor Agreement and other matters contemplated herein; and

(g)
all other necessary consents, resolutions, approvals, waivers and authorizations required to enable the transfer of the Purchased Securities to the Purchasers and the other transactions as provided for in this Agreement.

Section 9.2 Receipt of Closing Deliverables by Vendors
The Vendors hereby acknowledge receipt of the following:
(a)	Wire Transfers. Wire transfer(s) in immediately available funds payable to the Vendors, as the Vendors may direct, in the amount of the Purchase Price; and
(b)	Mutual Releases. Executed copy of the mutual release signed by the Vendors, the Purchasers, the Company and Matthew Perkal, such mutual release to be effective as at the Closing Time.
Section 9.3 Receipt of Closing Deliverables by Company
The Company hereby acknowledges receipt of the following:
(a)	Investor Agreement. An executed copy of the Investor Agreement, which Investor Agreement shall be effective as at the Closing Time;
(b)
Indenture Amendments. Evidence satisfactory to the Company that Brigade has consented to the amendments to the Note Indenture as contemplated by the Investor Agreement, provided that such amendments are approved by the requisite holders of 2028 Notes by January 31, 2025;

(c)
Mutual Releases. Executed copies of the mutual releases signed by the Vendors, the Purchasers and the Company and each of the directors and officers of the Company contemplated by the Investor Agreement, such mutual releases to be effective as at the Closing Time; and

(d)
Certified Resolutions. Certified copies of the resolutions of the directors of each of the Purchasers approving this Agreement and other matters contemplated herein, including the entering into of the Investor Agreement.

ARTICLE 10
INDEMNITIES
Section 10.1 Indemnification by Vendors
Subject to the limitations set out in Section 10.2 hereof, from and after the Closing, the Vendors covenant and agree with the Purchasers to, severally and not jointly, indemnify the Purchasers against all liabilities, claims, demands, actions, causes of action, damages, losses, costs or expenses (including reasonable legal fees on a solicitor and his own client basis) suffered, or incurred by the Purchasers, directly or indirectly, by reason of or arising out of:
(a)	any of the Vendor Fundamental Representations and Warranties being untrue; and
(b)	a breach of any agreement, term or covenant on the part of the Vendors made or to be observed or performed pursuant hereto in any material respect;

which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as the "Vendor Indemnifiable Losses". For greater certainty, each Vendor will be severally liable for Vendor Indemnifiable Losses in equal proportion to the proportion of the Purchase Price received by such Vendor. The indemnification provided in this Section 10.1 (as limited by Section 10.2) will be the sole and exclusive recourse of the Purchasers against the Vendors for any and all matters related to or arising out of this Agreement following the Closing.
Section 10.2 Vendors' Limitations
The indemnity obligations of the Vendors pursuant to Section 10.1 hereof will be limited in the following respects:
(a)	the Vendors will be severally and not jointly liable only for Vendor Indemnifiable Losses in respect of which a claim for indemnity is made by the Purchasers within one (1) year of the Closing Date;
(b)
no obligation on the part of the Vendors to indemnify the Purchasers pursuant to Section 10.1 for Vendor Indemnifiable Losses will arise until the aggregate amount of all Vendor Indemnifiable Losses in respect of which a claim for indemnity has been made by the Purchasers exceeds an amount equal to US$500,000, and such obligation will only apply to the aggregate amount of such Vendor Indemnifiable Losses in excess of US$500,000;

(c)
in any event, the maximum amount in respect of which the Vendors will be liable to the Purchasers, in aggregate, will not exceed 25% of the Purchase Price, except in respect of a claim for indemnification arising out of or resulting from any inaccuracy in or breach of a Vendor Fundamental Representation and Warranty or a breach of any covenant made by the Vendors in regards to the delivery of the Purchased Securities to the Purchasers with full rights of legal ownership (including economic interests associated with such rights of ownership) over the Purchased Securities, in which case the maximum amount for which the Vendors will be liable will be 100% of the Purchase Price; and

(d)
the Vendors will not be liable for (i) special, punitive or exemplary damages, (ii) any lost profits, consequential, indirect or incidental damages, or (iii) any damages calculated based on a multiple of profits, revenue or any other financial metric.

Section 10.3 Indemnification by Purchasers
Subject to the limitations set out in Section 10.4 hereof, the Purchasers, from and after the Closing, covenant and agree with the Vendors to, jointly and severally, indemnify the Vendors against all liabilities, claims, demands, actions, causes of action, damages, losses, costs or expenses (including reasonable legal fees on a solicitor and his own client basis) suffered or incurred by the Vendors, directly or indirectly, by reason of or arising out of:
(a)	any of the Purchaser Fundamental Representations and Warranties being untrue; and
(b)	a breach of any agreement, term or covenant on the part of the Purchasers made or to be observed or performed pursuant hereto in any material respect;
which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as the "Purchaser Indemnifiable Losses". The indemnification provided in this Section 10.3 (as limited by Section 10.4) will be the sole and exclusive recourse of the Vendors against the Purchasers for any and all matters related to or arising out of this Agreement following the Closing.
Section 10.4 Purchasers' Limitations
The indemnity obligations of the Purchasers pursuant to Section 10.3 hereof will be limited in the following respects:
(a)	the Purchasers will be jointly and severally liable only for Purchaser Indemnifiable Losses in respect of which a claim for indemnity is made by the Vendors within one (1) year of the Closing Date;
(b)
no obligation on the part of the Purchasers to indemnify the Vendors pursuant to Section 10.3 hereof for Purchaser Indemnifiable Losses will arise until the aggregate amount of all Purchaser Indemnifiable Losses in respect of which a claim for indemnity has been made by the Vendors exceeds an amount equal to US$500,000, and such obligation will only apply to the aggregate amount of the Purchaser Indemnifiable Losses in excess of US$500,000;

(c)
in any event, the maximum amount in respect of which the Purchasers will be liable to the Vendors, in aggregate, will not exceed 25% of the Purchase Price, except in respect of a claim for indemnification arising out of or resulting from any inaccuracy in or breach of a Purchaser Fundamental Representation and Warranty, in which case the maximum amount for which the Purchasers will be liable will be 100% of the Purchase Price; and

(d)
the Purchasers will not be liable for (i) special, punitive or exemplary damages, (ii) any lost profits, consequential, indirect or incidental damages, or (iii) any damages calculated based on a multiple of profits, revenue or any other financial metric.

Section 10.5 Indemnification by Company
Subject to the limitations set out in Section 10.6 hereof, the Company, from and after the Closing, covenants and agrees with the Purchasers to indemnify the Purchasers against all liabilities, claims, demands, actions, causes of action, damages, losses, costs or expenses (including reasonable legal fees on a solicitor and his own client basis) suffered or incurred by the Purchasers, directly or indirectly, by reason of or arising out of:
(a)	any of the Company Fundamental Representations and Warranties being untrue; and
(b)	a breach of any agreement, term or covenant on the part of the Company made or to be observed or performed pursuant hereto in any material respect;
which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as the "Company Indemnifiable Losses". The indemnification provided in this Section 10.5 (as limited by Section 10.6) will be the sole and exclusive recourse of the Purchasers against the Company for any and all matters related to or arising out of this Agreement following the Closing.
Section 10.6 Company's Limitations
The indemnity obligations of the Company pursuant to Section 10.5 hereof will be limited in the following respects:

(a)	the Company will be liable only for Company Indemnifiable Losses in respect of which a claim for indemnity is made by the Purchasers within one (1) year of the Closing Date;
(b)
no obligation on the part of the Company to indemnify the Purchasers pursuant to Section 10.5 hereof for Company Indemnifiable Losses will arise until the aggregate amount of all Company Indemnifiable Losses in respect of which a claim for indemnity has been made by the Purchasers exceeds an amount equal to US$500,000, and such obligation will only apply to the aggregate amount of the Company Indemnifiable Losses suffered by the Purchasers in excess of US$500,000;

(c)
in any event, the maximum amount in respect of which the Company will be liable to the Purchasers, in aggregate, will not exceed 25% of the Purchase Price, except in respect of a claim for indemnification arising out of or resulting from any inaccuracy in or breach of (i) a Company Fundamental Representation and Warranty, in which case the maximum amount for which the Company will be liable will be 50% of the Purchase Price; and (ii) the representations and warranties of the Company made in Section 4.1(p), in which case the liability of the Company shall be unlimited; and

(d)
the Company will not be liable for (i) special, punitive or exemplary damages, (ii) any lost profits, consequential, indirect or incidental damages, or (iii) any damages calculated based on a multiple of profits, revenue or any other financial metric.

Section 10.7 Claims Under Vendor's Indemnity
If any claim is made by any Person against the Purchasers in respect of which the Purchasers may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligations of the Vendors as provided in Section 10.1 hereof, the Purchasers will notify the Vendors as soon as reasonably practicable of the nature of such claim and the Vendors will be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Vendors or not) will be through legal counsel and will be conducted in a manner acceptable to the Purchasers and the Vendors, each acting reasonably, and no settlement may be made by the Vendors or the Purchasers, as applicable, without the prior written consent of the other, which consent will not be unreasonably conditioned, delayed, or withheld. If the Vendors assume the defence of any claim then the Purchasers and their counsel will co-operate with the Vendors and their counsel in the course of the defence, such co-operation to include using reasonable commercial efforts to provide or make available to the Vendors and their counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence will, from and after such assumption, be borne by the Vendors. If the Vendors assume the defence of any claim and the Purchasers retain additional counsel to act on their behalf, then the Vendors and their counsel will co-operate with the Purchasers and their counsel, such co-operation to include using reasonable commercial efforts to provide or make available to the Purchasers and their counsel documents and information and witnesses for attendance at examinations for discovery and trials. All fees and disbursements of such additional counsel will be paid by the Purchasers. If the Vendors and the Purchasers, as applicable, are or become Parties to the same action, and the representation of all Parties by the same counsel would be inappropriate due to a conflict of interest, then the Purchasers and the Vendors will be represented by separate counsel and, subject to the indemnity obligations of the Vendors as set out in Section 10.1 hereof, the costs associated with the action will be borne by the Parties incurring such costs.

Section 10.8 Claims Under Purchasers' Indemnity
If any claim is made by any Person against the Vendors in respect of which the Vendors may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Purchasers as provided in Section 10.3 hereof, the Vendors will notify the Purchasers as soon as reasonably practicable of the nature of such claim and the Purchasers will be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Purchasers or not) will be through legal counsel and will be conducted in a manner acceptable to the Vendors and the Purchasers, each acting reasonably, and no settlement may be made by the Purchasers or the Vendors without the prior written consent of the other, which consent will not be unreasonably conditioned, delayed, or withheld. If the Purchasers assume the defence of any claim, the Vendors and their counsel will cooperate with the Purchasers and their counsel in the course of the defence, such co-operation to include using reasonable commercial efforts to provide or make available to the Purchasers and their counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence will be borne by the Purchasers. If the Purchasers assume the defence of any claim and the Vendors retain additional counsel to act on their behalf then the Purchasers and their counsel will co-operate with the Vendors and their counsel, such co-operation to include using reasonable commercial efforts to provide or make available to the Vendors and their counsel documents and information and witnesses for attendance at examinations for discovery and trials. All fees and disbursements of such additional counsel will be paid by the Vendors. If the Purchasers and the Vendors are or become Parties to the same action, and the representation of all Parties by the same counsel would be inappropriate due to a conflict of interest, then the Vendors and the Purchasers will be represented by separate counsel and, subject to the indemnity obligations of the Purchasers as set out in Section 10.3 hereof, the costs associated with the action will be borne by the Parties incurring such costs.
Section 10.9 Claims Under Company's Indemnity
If any claim is made by any Person against the Purchasers in respect of which the Purchasers may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Company as provided in Section 10.5 hereof, the Purchasers will notify the Company as soon as reasonably practicable of the nature of such claim and the Company will be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Company or not) will be through legal counsel and will be conducted in a manner acceptable to the Purchasers and the Company, each acting reasonably, and no settlement may be made by the Company or the Purchasers, as applicable, without the prior written consent of the other, which consent will not be unreasonably conditioned, delayed, or withheld. If the Company assume the defence of any claim, the Purchasers and their counsel will cooperate with the Company and its counsel in the course of the defence, such co-operation to include using reasonable commercial efforts to provide or make available to the Company and its counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence will be borne by the Company. If the Company assumes the defence of any claim and the Purchasers retain additional counsel to act on their behalf then the Company and its counsel will co-operate with the Purchasers and their counsel, such co-operation to include using reasonable commercial efforts to provide or make available to the Purchasers and their counsel documents and information and witnesses for attendance at examinations for discovery and trials. All fees and disbursements of such additional counsel will be paid by the Purchasers. If the Company and the Purchasers are or become Parties to the same action, and the representation of all such Parties by the same counsel would be inappropriate due to a conflict of interest, then the Purchasers and the Company will be represented by separate counsel and, subject to the indemnity obligations of the Company as set out in Section 10.5 hereof, the costs associated with the action will be borne by the Parties incurring such costs.

ARTICLE 11
GENERAL
Section 11.1 Press Release
Immediately following the Closing, the Company shall issue a press release, in the form agreed to between the Company and the Purchasers, each acting reasonably, announcing the transactions contemplated by this Agreement and ancillary matters (including the termination of the Shareholder Rights Plan, the resignation of the Existing Directors, other than Derek Aylesworth and Tom Ebbern, and the appointment of the New Directors) (the "Press Release"). The Vendors shall be given an opportunity to review and comment on the Press Release and the Company and the Purchasers shall give reasonable and due consideration to all comments of the Vendors and their legal counsel.
Section 11.2 Survival
Notwithstanding anything else contained herein, and without limiting any of the provisions hereof, the obligations of the Parties specified in Article 3 (Representations, Warranties of the Vendors), Article 4 (Representations, Warranties of the Company), Article 5, (Representations, Warranties of the Purchasers), Article 6 (Covenants), Article 10 (Indemnities), Section 11.1 (Press Release), this Section 11.2 (Survival), Section 11.3 (Expenses), Section 11.4 (Notices), Section 11.5 (Governing Law), Section 11.8 (Entire Agreement) and Section 11.12 (Enurement) shall survive Closing and continue to bind the Parties in accordance with their terms.
Section 11.3 Expenses
All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.
Section 11.4 Notices
Any notice required or authorized to be given under this Agreement will be in writing and will be delivered (a) in person, (b) by email, (c) by registered mail, return receipt requested, or (d) by reputable courier service. Notices will be effective upon the date of delivery, if delivered prior to 5:00 p.m. at the recipient's location, or on the next Business Day if delivered after such time. Notices will be addressed to the Parties as follows:
(a)	If to the Purchasers at:
Waterous Energy Fund Management Corp.
Suite 600, 301 – 8th Avenue S.W.
Calgary, Alberta T2P 1C5
Attention:          Adam Waterous
E-mail:          [REDACTED]
with a copy (which shall not constitute notice) to:
Blake, Cassels & Graydon LLP
Suite 3500, 855 – 2nd Street S.W.
Calgary, Alberta T2P 4J8
Attention:          Olga Kary / Kevin Kerr
Email:          [REDACTED]

(b)	If to the Vendors at:
M3-Brigade Acquisition III Corp.
1700 Broadway, 19th Floor
New York, NY 10019
Attention:          Mohsin Y. Meghji; Charles Garner
Email:          [REDACTED]

and

Brigade Capital Management LP
399 Park Avenue. 16th Floor
New York, NY 10022
Attention:          Operations Department
Email:          [REDACTED]

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
Suite 2700, Brookfield Place
225 – 6th Avenue S.W.
Calgary, Alberta T2P 1N2
Attention:          Neal Ross
Email:          [REDACTED]

(c)	If to the Company at:
Greenfire Resources Ltd.
Suite 1900, 205 – 5th Avenue S.W.
Calgary, Alberta T2P 2V7
Attention:          Robert Logan
Email:          [REDACTED]

with a copy (which shall not constitute notice) to:

Burnet, Duckworth & Palmer LLP
2400, 525 – 8 Avenue SW
Calgary, Alberta T2P 1G1
Attention:          Edward (Ted) Brown
Email:          [REDACTED]

Any Party may change its address by notice to the other Parties given in the same manner as provided in this Section 11.4.
Section 11.5 Governing Law
This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the Parties hereto submit and attorn to the exclusive jurisdiction of the Courts of the Province of Alberta.

Section 11.6 Withholding Tax
Provided that the Purchased Shares are listed on the TSX on the Closing Date, the Purchasers will not make any withholdings on, or in respect of, the Purchase Price payable to the Vendors pursuant to section 116 of the Tax Act.
Section 11.7 Severability
If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.
Section 11.8 Entire Agreement
This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, understandings, representations and warranties, oral or written, by and between any of the Parties hereto with respect to the subject matter hereof.
Section 11.9 Amendment
This Agreement will not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.
Section 11.10 Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.
Section 11.11 Further Assurances
The Parties hereto will with reasonable diligence do all such deeds, acts and things and provide all such reasonable assurances as may be required in the reasonable opinion of the Purchasers' counsel and the Vendors' counsel to consummate the transactions contemplated hereby, and each Party hereto will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.
Section 11.12 Enurement
No Party hereto shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, personal representatives, and permitted successors and assigns.

Section 11.13 Counterparts
This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument.
[Remainder of page intentionally left blank]

The Parties have executed this Agreement on the date and year first indicated above.
GREENFIRE RESOURCES LTD.

By:	(signed) "Robert Logan"
Name:	Robert Logan
Title:	President and Chief Executive Officer

M3-BRIGADE SPONSOR III LP, by its general partner, M3-BRIGADE ACQUISITION PARTNERS III CORP.

By:	(signed) "Mohsin Y. Meghji"
Name:	Mohsin Y. Meghji
Title:	Chief Executive Officer

BRIGADE CAPITAL MANAGEMENT LP, as Investment Advisor on behalf of BRIGADE CREDIT FUND II LTD., BRIGADE COLLECTIVE INVESTMENT TRUST - BRIGADE DIVERSIFIED CREDIT CIT, BRIGADE HIGH INCOME FUND, BRIGADE HIGH YIELD FUND LTD., BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD., BRIGADE-SIERRABRAVO FUND LP, BRIGADE LOAN FUND LTD., BRIGADE CAVALRY FUND LTD, SEI INSTITUTIONAL MANAGED TRUST - MULTI-STRATEGY ALTERNATIVE FUND, CITY OF PHOENIX EMPLOYEES' RETIREMENT PLAN, BIG RIVER GROUP FUND SPC LLC, NORTHROP GRUMMAN PENSION MASTER TRUST, THE COCA-COLA COMPANY MASTER RETIREMENT TRUST, SC CREDIT OPPORTUNITIES MANDATE, LLC, FUTURE DIRECTIONS CREDIT OPPORTUNITIES FUND, LOS ANGELES COUNTY EMPLOYEES RETIREMENT ASSOCIATION, and PANTHER BCM LLC

By:	(signed) "Patrick Criscillo"
Name:	Patrick Criscillo
Title:	CFO, Brigade Capital Management LP, as Investment Advisor

[Signature Page to Securities Purchase Agreement (Brigade)]

WATEROUS ENERGY FUND III (CANADIAN) LP, by its general partner, WEF III GP (CANADIAN) CORP.

By:	(signed) "Adam Waterous"
Name:	Adam Waterous
Title:	Managing Partner and Chief Executive Officer

WATEROUS ENERGY FUND III (US) LP, by its general partner, WEF III GP (US) CORP.

By:	(signed) "Adam Waterous"
Name:	Adam Waterous
Title:	Managing Partner and Chief Executive Officer

WATEROUS ENERGY FUND III (INTERNATIONAL) LP, by its general partner, WEF III GP (INTERNATIONAL) CORP.

By:	(signed) "Adam Waterous"
Name:	Adam Waterous
Title:	Managing Partner and Chief Executive Officer

WATEROUS ENERGY FUND III (CANADIAN FI) LP, by its general partner, WEF III GP (CANADIAN FI) CORP.

By:	(signed) "Adam Waterous"
Name:	Adam Waterous
Title:	Managing Partner and Chief Executive Officer

WATEROUS ENERGY FUND III (INTERNATIONAL FI) LP, by its general partner, WEF III GP (INTERNATIONAL FI) CORP.

By:	(signed) "Adam Waterous"
Name:	Adam Waterous
Title:	Managing Partner and Chief Executive Officer

[Signature Page to Securities Purchase Agreement (Brigade)]

SCHEDULE 1.1
PURCHASED SECURITIES
[REDACTED]